UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14a Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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ENHABIT, inc.
(Name of Registrant as Specified in Its Charter)

AREX CAPITAL MASTER FUND, LP

AREX CAPITAL PARTNERS, LP

AREX CAPITAL, LTD.

AREX CAPITAL GP, LLC

AREX CAPITAL MANAGEMENT, LP

AREX CAPITAL MANAGEMENT GP, LLC

ANDREW RECHTSCHAFFEN

JAMES T. CORCORAN

MEGAN AMBERS

MAXINE HOCHHAUSER

MARK W. OHLENDORF

ANNA-GENE O’NEAL

DR. GREGORY S. SHEFF

JUAN VALLARINO

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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AREX Capital Master Fund, LP, an exempted limited partnership organized under the laws of the Cayman Islands (“AREX Capital Master”), together with the other participants named herein, intend to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly qualified director nominees at the 2024 annual meeting of stockholders of Enhabit, Inc., a Delaware corporation (the “Company”).

On May 9, 2024, AREX Capital Master issued the following press release:

AREX CAPITAL EXPRESSES DISAPPOINTMENT IN ENHABIT’S STRATEGIC REVIEW CONCLUSION

Believes Enhabit’s Shares Do Not Reflect its Intrinsic Value or Strategic Potential

Has Nominated Seven Highly Qualified Independent Directors

Believes AREX Slate Would Provide Board With Sorely Needed Home Health and Hospice Expertise

New York (May 9, 2024) — AREX Capital Management, LP (“AREX Capital Management” or “we”), together with its affiliates, the owners of approximately 4.8% of the shares of Enhabit, Inc. (NYSE: EHAB) (the “Company” or “Enhabit”), today issued the below statement expressing its disappointment in the conclusion of Enhabit’s strategic review.

“We are disappointed that Enhabit’s strategic review process has concluded without a sale of the Company. We do not believe that this failure reflects Enhabit’s intrinsic value or strategic potential. Rather, this failure lies with Enhabit’s Board. In March, we nominated a slate of seven highly qualified candidates to stand for election at the 2024 Annual Meeting. We chose not to publicly disclose our nomination to avoid disrupting the strategic review process to the detriment of shareholders, but clearly our hope that this Board might finally deliver a positive result for its shareholders was wishful thinking.

We believe that Enhabit’s lackluster operating performance relative to peers over the past two years plainly demonstrates that the Board urgently needs the deep operational expertise in home health and hospice that the AREX Slate would bring. The AREX Slate is eager to begin the work of driving improvement at Enhabit and maximizing value for all shareholders.”

AREX SLATE BIOGRAPHIES

Megan Ambers

Ms. Ambers brings a deep understanding of home health and hospice labor strategies, operations, payor models, utilization, and organizational optimization to the Board.

•	Chief People Officer of Ivy Rehab Network, Inc., an industry-leading outpatient and pediatric healthcare provider offering physical, occupational, speech and ABA therapy.

•	Previously served as the Senior Vice President of Workforce Strategy, HR Innovation & Total Rewards at Amedisys, Inc. (“Amedisys”), a leading provider of healthcare in the home with a vision of becoming the premiere solution for patients across the country to age in place, from 2018 to 2022, as well as the Interim Chief Human Resources Officer of Amedisys from March 2022 to October 2022.

James T. Corcoran

Mr. Corcoran brings extensive knowledge of capital markets and corporate governance practices.

•	Partner at AREX Capital Management.

•	Previously a member of the board directors of Tuesday Morning Corporation (NASDAQ: TUES), an off-price retailer, from 2017 to 2020, where he served on the Audit and Nominating and Governance Committees.

Maxine Hochhauser

Ms. Hochhauser brings more than 30 years of experience as a healthcare executive, focused mainly on home health and home care operations, and a history of successfully navigating challenging financial, regulatory, and payor transitions.

•	Chief Executive Officer of HealthPRO Heritage, a national rehabilitation and health innovations company.

•	Previously served as President of the Home and Community Based Services Division of LHC Group, Inc., a provider of in-home healthcare services and innovations for communities around the nation, from 2019 to 2023.

•	Previously served as Chief Operating Officer of Addus HomeCare Corporation (NASDAQ: ADUS), a leading provider home care services that include personal care services that assist with activities of daily living, from 2014 to 2017.

•	Previously served as Senior Vice President of Enterprise Operations of Amedisys from 2012 to 2014, and AllianceCare, Inc., a private equity owned home healthcare company, from 2008 to 2012.

Mark W. Ohlendorf

Mr. Ohlendorf brings 30 years of diverse experience in senior-related healthcare, including in the home health, hospice, and senior housing markets in addition to his financial and accounting expertise.

•	Most recently served as the Managing Member of Four Peaks Advisors, LLC, a consulting practice focused on post-acute healthcare and related businesses, from 2016 to 2023.

•	Previously served as President for Brookdale Senior Living, Inc. (“Brookdale”) (NYSE: BKD), the largest operator of senior living communities in the United States. During his tenure at Brookdale, he served in a variety of executive leadership roles for Brookdale and one of its predecessor companies from 1997 to 2016, including service as Brookdale’s Chief Financial Officer from 2006 to 2015.

•	Previously served as Vice President and CFO for VITAS Healthcare Corporation, the nation’s largest hospice and palliative care provider, from 1990 to 1997.

Anna-Gene O’Neal

Ms. O’Neal brings 35 years of healthcare experience, including leadership positions in home health and hospice operations, and a demonstrated ability to grow revenue and improve the quality of patient care.

•	Senior Vice President of Home Health, Hospice, and Palliative Care at HarmonyCares, a Michigan-based provider of comprehensive home-based healthcare services.

•	Previously served as the President of Brookdale’s Health Care Services division, where she was responsible for home health, hospice, and outpatient therapy, from 2019 to 2021. She subsequently served as President, Hospice Service Line for HCA Healthcare, Inc. (NYSE: HCA) (“HCA”) from 2021 to 2022, following HCA’s acquisition of a majority stake in the business.

•	Previously served as President and CEO of Alive Hospice, a Tennessee-based non-profit hospice provider consistently ranked among the best in the nation, from 2012 to 2019.

Dr. Gregory S. Sheff

Dr. Sheff brings extensive knowledge of home health operations and insight into large payors along with more than 20 years of healthcare experience, both as a practicing physician and executive, with a particular focus on home- and value-based care.

•	Previously served as Interim President, Home Solutions at Humana, Inc. (NYSE: HUM) from 2021 to 2022, as well as Chief Medical Officer, Home Solutions, from 2020 to 2022. He oversaw Humana’s home-focused delivery segment, where he was responsible for operations, partnerships, and integration of multiple home-based care assets, from primary care to hospital at home to Medicare-certified home health.

•	Previously served as Executive Vice President and Chief Medical Officer of AccentCare, one of the nation’s leaders in home-based healthcare services, from 2015 to 2019.

Juan Vallarino

Mr. Vallarino brings more than 40 years of experience in the healthcare industry, coupled with his extensive knowledge of multifaceted home health and post-acute experience along with a deep understanding of managed care payor negotiations.

•	President and Chief Executive Officer of MyLaurel Health, a leader in providing high-acuity, high-complexity care in patients’ homes.

•	Previously served as Chief Executive Officer of myNEXUS, a leading provider of comprehensive home-based nursing management to health insurers, from 2019 until its successful sale in 2021 to Anthem Inc. (now known as Elevance Health, Inc. (NYSE: ELV)). He also served myNEXUS as a Vice Chairman and in a strategic advisor role from 2018 to 2019.

•	Previously spent over two decades with HCA and its predecessor companies from 1993 to 2016. Most recently he served as Senior Vice President of Employer and Payer Engagement with responsibility for over $30 billion in net revenue.

About AREX

AREX Capital Management, LP is a value-oriented investment firm based in New York City. AREX takes a long-term, opportunistic approach to investing and focuses primarily on publicly traded companies with significant, unrealized potential.

Media Contact

Valerie Toomey, Chief Operating Officer
AREX Capital Management, LP
(646) 679-4000
info@arexcapital.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

AREX Capital Master Fund, LP, an exempted limited partnership organized under the laws of the Cayman Islands (“AREX Capital Master”), together with the other participants named herein, intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly qualified director nominees at the 2024 annual meeting of stockholders of Enhabit, Inc., a Delaware corporation (the “Company”).

AREX CAPITAL MASTER STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be AREX Capital Master, AREX Capital Partners, LP, a Delaware limited partnership (“AREX Capital Partners”), AREX Capital, Ltd., a Cayman Islands exempted company (“AREX Limited”), AREX Capital GP, LLC, a Delaware limited partnership (“AREX Capital GP”), AREX Capital Management, LP, a Delaware limited partnership (“AREX Capital Management”), AREX Capital Management GP, LLC, a Delaware limited liability company (“AREX Capital Management GP”), Andrew Rechtschaffen, Megan Ambers, James T. Corcoran, Maxine Hochhauser, Mark W. Ohlendorf, Anna-Gene O’Neal, Dr. Gregory S. Sheff, and Juan Vallarino.

As of the date hereof, AREX Capital Master directly beneficially owns 549,277 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and has economic exposure to an aggregate of 54,782 notional shares of Common Stock pursuant to certain cash-settled total return swap agreements. Each of AREX Capital Partners and AREX Limited, as feeder funds of AREX Capital Master, may be deemed to beneficially own the 549,277 shares of Common Stock owned by AREX Capital Master. AREX Capital GP, as the general partner of AREX Capital Master, may be deemed to beneficially own the 549,277 shares of Common Stock owned by AREX Capital Master. AREX Capital Management, as the investment advisor of each of AREX Capital Master and certain accounts separately managed by AREX Capital Management (the “AREX Managed Accounts”), may be deemed to beneficially own the 2,425,809 shares of Common Stock owned in the aggregate by AREX Capital Master and held in the AREX Managed Accounts. AREX Capital Management GP, as the general partner of AREX Capital Management, may be deemed to beneficially own the 2,425,809 shares of Common Stock owned in the aggregate by AREX Capital Master and held in the AREX Managed Accounts. Mr. Rechtschaffen, as the Managing Member of each of AREX Capital GP and AREX Capital Management GP, may be deemed to beneficially own the 2,425,809 shares of Common Stock owned in the aggregate by AREX Capital Master and held in the AREX Managed Accounts. As of the date hereof, none of Mses. Ambers, Hochhauser nor O’Neal, nor Messrs. Corcoran, Ohlendorf nor Vallarino, nor Dr. Sheff own any shares of Common Stock.